PROMISSORY NOTE

-----------------------------------------------------------------------------------------------------------------------------------

 Principal     Loan Date      Maturity            Loan No.       Call      Collateral     Account    Officer  Initials
$2,000,000.00  12-28-1998     12-28-1994038495      1480         604      GENERAFINASO      ABC
-----------------------------------------------------------------------------------------------------------------------------------
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
-----------------------------------------------------------------------------------------------------------------------------------

Borrower: GENERAL FINANCIAL SERVICES INC      (TIN:LENDER:  CITIZENS BANK AND TRUST COMPANY
          48-1055730                                        CHILLICOTHE FACILITY
          8441 E 32nd ST NORTH SUITE 200                    515 WASHINGTON STREET, P.O. BOX 50
          WICHITA, KS  67226-2617                           CHILLICOTHE, MO  64601
-----------------------------------------------------------------------------------------------------------------------------------
Principal Amount:  $2,000,000.00   Initial Rate:  7.750% Date of Note:  December 28, 1998


PROMISE TO PAY. GENERAL FINANCIAL SERVICES INC. ("Borrower") promises to pay to CITIZENS BANK AND TRUST COMPANY ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million & 00/100 Dollars ($2,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan on demand, or if no demand is made, in one payment of all outstanding principal plus all accrued unpaid interest on December 28, 1999. In addition, Borrower will pay regular semi-annual payments of accrued unpaid interest beginning June 28, 1999, and all subsequent interest payments are due on the same day of each half year after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in independent index which is the New York Prime Rate as published in the Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based upon other rates as well. The interest rate change will not occur more often than each twelve (12) months from the date of the note. The Index currently is 7.750% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index, adjusted if necessary for the minimum and maximum rate limitations described below, resulting in an initial rate of 7.750% per annum. Notwithstanding any other provision of this Note, the variable interest rate or rates provided for in this Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on this Note be less than 7.000% per annum or more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 16 days or more late, Borrower will be charged 5.000% of the regular scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note or any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 18.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Missouri. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Livingston County, the State of Missouri. This Note shall be governed by and construed in accordance with the laws of the State of Missouri.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by a Mortgage executed on December 28, 1998, to Lender on real property located in BRISTOL County, Commonwealth of Massachusetts, all the terms and conditions of which are hereby incorporated and made a part of this Note. The Deed of Trust secures future advances up to a maximum principal amount of $1,000,000.00 and which is governed by R.S.MO.
Section 443.055.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: STEVE MILLER. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of any authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

DEFAULT. Failure to provide timely financial information as required or requested by the Lender will be considered an event of default.

YEAR 2000 REPRESENTATION. Borrower warrants that all software utilized in the conduct of Borrower's business will have appropriate capabilities and compatibility for operation to handle calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates, in the same manner and with the functionality as the software does respecting calendar dates falling on or before December 31, 1999. Further, Borrower warrants and represents that the data-related user interface functions, data-fields, and date-related program instructions and functions of the software, include the indication of the century.

ADDITIONAL COLLATERAL. BORROWER AND LENDER AGREE THAT THIS LOAN WILL BE FURTHER SECURED BY A CERTAIN MORTGAGE LOCATED IN TULSA COUNTY, TULSA, OKLAHOMA AND IS KNOWN AS RIVERPARK SQUARE SHOPPING CENTER. UNTIL SUCH TIME AS THE SECURITY INTEREST CAN BE PERFECTED ON THIS PROPERTY THE AVAILABLE LINE OF CREDIT IS LIMITED TO $1,000,000.00.

REQUIRED FINANCIAL INFORMATION. CITIZENS BANK AND TRUST MUST RECEIVE QUARTERLY BORROWER PREPARED FINANCIAL STATEMENTS WITHIN 45 DAYS OF CALENDAR QUARTER END AND ANNUAL AUDITED STATEMENTS WITHIN 90 DAYS OF CALENDAR YEAR END. ANNUAL FINANCIAL STATEMENTS ARE REQUIRED OF THE GUARANTOR STEVE MILLER AS WELL AS TAX RETURNS.

FUTURE EXTENSIONS. FUTURE EXTENSIONS OF THIS OPERATING LINE OF CREDIT WILL REQUIRE A 1/4 OF ONE PERCENT RENEWAL FEE AND WILL BE SUBJECT TO THE LENDER
REVIEW  OF ALL  FINANCIAL  INFORMATION  AND  LENDER  INSPECTIONS  OF  COLLATERAL
PROPERTY.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon of perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM
MISUNDERSTANDING  OR  DISAPPOINTMENT,  ANY  AGREEMENTS  WE REACH  COVERING  SUCH
MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWER:

GENERAL FINANCIAL SERVICES INC.


By:  /s/ Steve Miller
     --------------------------
     STEVE MILLER